                                                                   EXHIBIT 10.27


                           PACER INTERNATIONAL, INC.
                     3746 MT. DIABLO BOULEVARD, SUITE 110
                         LAFAYETTE, CALIFORNIA  94549


                                                June 5, 1998



Mr. Richard P. Hyland
11260 Southwest Highway
Palos Hills, IL  60465

                              Employment Agreement

Dear Richard:

          This letter sets forth the terms of your employment with Pacer International, Inc. (the "Company"), and its subsidiaries Interstate Consolidation Service, Inc., d/b/a Pacer International, Inc. ("Pacer Intermodal"), Cross Con Terminals, Inc. ("Cross Con Terminals"), and Cross Con Transport, Inc. ("Cross Con Transport," and together with Cross Con Terminals, the "Cross Con Companies," and the Cross Con Companies together with Pacer Intermodal, the "Subsidiaries").

    1.       Duties.  On the terms and subject to the conditions contained in
             ------
this Agreement, you will be employed as an Executive Vice President of the Company, the President of the Eastern Division of Pacer Intermodal, and the President of each of Cross Con Terminals and Cross Con Transport, and shall perform such duties and services consistent with such positions as may reasonably be assigned to you from time to time by the Board of Directors of the Company or each such Subsidiary or by the Chairman or the President of the Company or the President of Pacer Intermodal, to whom you will report. You will have such authority as is reasonably necessary to perform your duties hereunder. In performing such duties you will not be required to relocate your principal office outside of a 50-mile radius from the Chicago metropolitan area.

    2.       Term.  Unless sooner terminated in accordance with the applicable
             ----
provisions of this Agreement, your employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the date hereof.

Mr. Richard P. Hyland
June 5, 1998
Page 2


    3.       Time to be Devoted to Employment.  During the Employment Period,
             --------------------------------
you will devote substantially all of your working energies, efforts, interest, abilities and time to the business and affairs of the Company and the Subsidiaries. You will not engage in any other business or activity which, in the reasonable judg ment of the Board of Directors of the Company or each such Subsidiary, would conflict or interfere with the performance of your duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

    4.       Base Salary; Bonus; Benefits.
             ----------------------------

            (a) During the Employment Period, the Company or any of its Subsidiaries shall pay you a minimum annual base salary (the "Base Salary") of $220,000, payable in such installments (but not less often than bi-weekly) as is generally the policy of the Company or such Subsidiary with respect to the payment of regular compensation to its executive officers. The Base Salary may be increased from time to time in the sole discretion of the Board of Directors of the Company. During the Employment Period, you will also be entitled to four weeks vacation per year and such other benefits as may be made available to other executive officers of the Company or such Subsidiary generally, including, without limitation, (i) participation in such health, life and disability insurance programs and retirement or savings plans as the Company or such Subsidiary may from time to time maintain in effect; (ii) the use of a vehicle provided by the Company or such Subsidiary or an equivalent monthly car allowance in accordance with the Company's or such Subsidiary's policy with respect to its senior executives; and (iii) participation in such stock option plans of the Company as may be adopted from time to time for the executive officers of the Company on terms determined by the Board of Directors of the Company.

            (b) In addition to the Base Salary and benefits set forth in paragraph (a) above, you will be entitled to receive a cash incentive bonus, if any, with respect to each fiscal year of the Company occurring during the Employment Period, determined pursuant to Section 4(c). Such bonus shall be due and payable as soon as practicable, but in no event later than 30 days, following the Company's receipt from its public accountants of the audited consolidated financial statements of the Company and its subsidiaries. If your employment with the Company is terminated for any reason other than without "cause" pursuant to Section 7(b), the Company (or any of its affiliates)

Mr. Richard P. Hyland
June 5, 1998
Page 3

will not pay you a bonus with respect to the fiscal year in which your employment is terminated or thereafter. If your employment with the Company is terminated without "cause" pursuant to Section 7(b) at any time during any fiscal year, you will be entitled to receive that portion of the bonus payable for such fiscal year pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days, payable in accordance with the second sentence of this Section 4(b).

            (c) The bonuses payable for each calendar year during the Employment Period shall be subject to and determined on the achievement by the Company and its subsidiaries of the same specified performance targets applicable to the other senior managers of the Company and its subsidiaries that are determined by the Board of Directors of the Company. Such bonus for the 1998 calendar year will range from $23,300 upon the achievement of the minimum specified targets to $60,000 upon the achievement of the maximum specified targets. For the calendar year 1999 and each calendar year thereafter during the Employment Period, the bonus shall range from $35,000 upon the achievement of the minimum specified targets to $90,000 upon the achievement of the maximum specified targets.

    5.       Reimbursement of Expenses.  During the Employment Period, the
             -------------------------
Company or any of the Subsidiaries shall reimburse you in accordance with the Company's or such Subsidiary's policy for all reasonable and necessary traveling expenses and other disbursements incurred by you for or on behalf of the Company and the Subsidiaries in connection with the performance of your duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company or such Subsidiary.

    6.       Disability or Death.  If, during the Employment Period, you are
             -------------------
incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render you mentally or physically incapable of performing the services required to be performed by you under this Agreement for any period of 90 consecutive days or for an aggregate of 180 days in any period of 360 consecutive days, the Company may, at any time thereafter, at its option, terminate your employment under this Agreement immediately upon giving you written notice to that effect. In the event of your death, your employment will be deemed terminated as of the date of death.

Mr. Richard P. Hyland
June 5, 1998
Page 4


    7.       Termination.
             -----------

            (a) The Company may terminate your employment hereunder at any time for "cause" by giving you written notice of such termination, with reasonable specificity of the grounds therefor. For purposes of this Section 7, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Company or any of its subsidiaries, (ii) willful neglect of your duties or the failure to follow the lawful directions of the Board of Directors of the Company or any Subsidiary or more senior officers of the Company to whom you report, including, without limitation, the violation of any material policy of the Company or any of the Subsidiaries that is applicable to you and of which you have knowledge, (iii) the material breach of any of the provisions of this Agreement or any Related Agreement (as defined below) and, if such breach is capable of being cured, your failure to cure such breach within 30 days of receipt of written notice thereof from the Company, (iv) the commission of a felony, (v) the commission of an act of fraud or financial dishonesty with respect to the Company or any of its subsidiaries or affiliates or (vi) the commission of any crime that involves moral turpitude or fraud or that otherwise has a material adverse effect on the business, assets, liabilities, operations, affairs or prospects of the Company or any of its subsidiaries or affiliates. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby. In this Agreement, the term "Related Agreement" means the Stock Purchase Agreement dated as of the date hereof between you, the Company, Cross Con Terminals and Cross Con Transport and the Stockholders Agreement dated as of the date hereof among the Company, you and the other stockholders named therein.

            (b) The Company may terminate your employment hereunder at any time without "cause" by giving you written notice of such termination, hich termination shall be effective as of the date of delivery of such notice, provided that such date shall not be earlier than the date of the notice.

    8.       Effect of Termination.
             ---------------------

            (a) Upon the effective date of a termination of your employment under this Agreement for any reason other than a termination without cause pursuant to Section 7(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or affiliates arising out of this Agreement,

Mr. Richard P. Hyland
June 5, 1998
Page 5

except the right to receive, within 30 days after the effective date of such termination:

            (i) the unpaid portion of the Base Salary provided for in Section 4, computed on a pro rata basis to the effective date of such termination;

            (ii) reimbursement for any expenses for which you shall not have theretofore been reimbursed, as provided in Section 5; and

            (iii) the unpaid portion of any amounts earned by you prior to the effective date of such termination pursuant to any benefit program in which you participated during the Employment Period; provided, however, you shall not be entitled to receive any benefits under any benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company or any of its subsidiaries as of the end of such period.

            (b) Upon termination of your employment under this Agreement pursuant to Section 7(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) and (iii) below in the case of amounts due thereunder:

            (i) the payments, if any, referred to in Section 8(a) above, to the extent not covered by clause (ii) and (iii) of this Section 8(b);

            (ii) the right to continue to receive the Base Salary through the third anniversary of the Commencement Date, payable during such period in such manner as the Base Salary is payable pursuant to Section 4, shall be reduced by the product of (x) any amounts you (or your beneficiaries or estate) receive or are entitled to receive as salary or other cash compensation from subsequent employment or for services rendered during such period multiplied by (y) 50% (and in order to carry out the intent of this clause, you agree, for yourself and your beneficiaries or estate, to provide the Company with such information as the Company may reasonably request regarding your receipt of salary and other cash compensation from subsequent

Mr. Richard P. Hyland
June 5, 1998
Page 6


employment or for services rendered or to be rendered during or with respect to such period); and

            (iii)  the right to receive any bonus payable in accordance with
Section 4 with respect to the fiscal year in which such termination occurs (payable at such time as bonuses for such fiscal year are paid to the Company's other senior executives generally).

          Notwithstanding anything in this Agreement to the contrary, your beneficiaries or estate will be entitled to continue to receive all payments specified in this Section 8(b) if you die after the date of a termination without "cause."

    9.       Disclosure of Information.
             -------------------------

            (a) From and after the date hereof, you shall not at any time use or disclose to any person or entity (other than any officer, director, employee, affiliate or representative of the Company or any of its subsidiaries), except as required in connection with the performance of your duties under and in compliance with this Agreement and as required by law and judicial process, any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall you make use of any of the Confidential Information for your own purposes or for the benefit of any person or entity except the Company or any subsidiary thereof.

            (b) For purposes of this Agreement, "Confidential In formation" shall mean (i) the Intellectual Property Rights (as hereinafter defined) of the Company and its subsidiaries and (ii) all other information of a proprietary or confidential nature relating to the Company or any subsidiary thereof, or the business or assets of the Company or any such subsidiary, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (i) information which is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof without action by you or
(ii) information which you receive from a third party who does not have any independent obligation to

Mr. Richard P. Hyland
June 5, 1998
Page 7

the Company or any of its subsidiaries to keep such information confidential.

            (c) As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

    10.      Noncompetition Covenant.
             -----------------------

            (a) You acknowledge and recognize that during the Employment Period you will be privy to Confidential Information. You further acknowledge and recognize that the relationships with vendors, agents and customers of the Company and the Subsidiaries that you have developed prior to the date hereof and those that you will maintain or develop during the Employment Period with the use and assistance of each of the Company and the Subsidiaries and its properties and assets are of speci al and unique value to the Company and the Subsidiaries and their affiliates and that the Company and the Subsidiaries would find it extremely difficult to replace you. Accordingly, in consideration of the premises contained herein and the consideration you will receive hereunder (including, without limitation, the severance compensation described in Section 8(b)(ii), if applicable), without the prior written consent of the Company, you shall not, at any time during the period commencing on the Commencement Date and ending on the later of (i) the fifth anniversary of the Commencement Date and (ii) the second anniversary of the effective date of any termination of your employment with the Company and its subsidiaries, (a) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (b) assist others in engaging in any Competing Business in the manner described in clause (a) above, (c) induce other employees of the Company or any of its subsidiaries to terminate their employment with the Company or any of its subsidiaries or to engage in any Competing Business

Mr. Richard P. Hyland
June 5, 1998
Page 8


or (d) induce any customer, vendor or agent or any other person or entity with which the Company or any subsidiary or affiliate thereof has a business relationship, contractual or otherwise, to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to your ownership of publicly traded securities which represent not more than 5% of the ownership interests of the issuer.

            (b) You understand that the foregoing restrictions may limit your ability to earn a livelihood in a business similar to the business of the Company or any subsidiary or affiliate thereof, but you nevertheless believe that you have received and will receive sufficient consideration and other benefits as an employee of the Company and the Subsidiaries and under the terms of this Agreement to justify clearly such restrictions which, in any event (given your education, skills and ability), you do not believe would prevent you from earning a living.

            (c) As used herein, the term "Competing Business" shall mean any business conducted in any city or county in any state of the United States which is engaged in the business of providing any of the following transportation services to third party customers:

            (i) intermodel marketing services in any city or county in any state or province located in the continental United States, Canada or Mexico; or

            (ii) intermodal drayage services (A) in any city or county in the State of Illinois or (B) in any other city or county in any state or province located in the continental United States, Canada or Mexico where any of the Cross Con Companies provides drayage services at the time of, or where there are fixed plans for any of the Cross Con Companies to provide drayage services at any time within 12 months after, the termination of your employment under this Agreement; or

            (iii) any other transportation services in any city or county in the United States, Canada or Mexico provided by any of the Company or its subsidiaries at the time of, or where there are fixed plans for any of the Company or its subsidiaries to provide such other transportation services at any time within 12 months after, the termination of your employment under this Agreement and with respect to which you

Mr. Richard P. Hyland
June 5, 1998
Page 9

have had direct or indirect supervisory authority as an officer of the Company or any of the Subsidiaries.

          Anything contained in the immediately preceding sentence to the contrary notwithstanding, any entity which has separate divisions or business units, one or more of which are engaged in a business described above, will not be deemed a Competing Business with respect to those portions of such entity which are not engaged in a business described above so long as your association with any such separate division or business unit (fully taking into account your functions and the nature of your work at such division or business unit) does not involve existing customers of the Company or any of its subsidiaries or relate in any material respect to such portion of such business which would be a Competing Business hereunder.

    11.      Inventions Assignment.  During the Employment Period, you shall
             ---------------------
promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company or any of its subsidiaries (collectively, the "Inventions") which you may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection therewith (a) you shall, at the expense of the Company or any of its Subsidiaries (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's or any of its subsidiaries' employ or receiving severance payments from the Company or any of its subsidiaries pursuant to Section 8(b)(ii)), promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and (b) you shall render to the Company, at its expense (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's or any of its subsidiaries' employ or receiving severance payments from the Company or any of its subsidiaries pursuant to Section 8(b)(ii)), reasonable assistance as it may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interference's which may be declared

Mr. Richard P. Hyland
June 5, 1998
Page 10

involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company or any of its subsidiaries may be involved relating to the Inventions.

    12.      Assistance in Litigation.  At the request and expense of the
             ------------------------
Company (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's or any of its subsidiaries' employ or receiving severance payments from the Company or any of its subsidiaries pursuant to Section 8(b)(ii)) and upon reasonable noti ce, you shall, at all times during and after the Employment Period, furnish such information and assistance to the Company as it may reasonably require in connection with any issue, claim or litigation in which the Company or any of its subsidiaries may be involved (but only to the extent that providing such information or assistance does not unreasonably interfere with your other business activities if you are no longer employed by the Company or any of its subsidiaries at the time of any such request); provided, however, that you will not be contractually obligated by this Section 12 to furnish any such information or assistance in the event that you are an opposing party to the Company or any of its subsidiaries with respect to any pending litigation.

    13.      Entire Agreement; Amendment and Waiver.  This agreement and the
             --------------------------------------
other writings referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreement between you and the Company or any predecessor of the Company or any of their respective subsidiaries or affiliates (including, without limitation, that certain letter agreement dated April 3, 1998, among you and the Company). No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

    14.      Notices.  All notices or other communications pursuant to this
             -------
Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Mr. Richard P. Hyland
June 5, 1998
Page 11


             (a)   if to the Company or any Subsidiary, to:

                    Pacer International, Inc.
                    3746 Mt. Diablo Boulevard, Suite 110
                    Lafayette, CA 94549

                    Attention:  President
                    Telecopier:  (925) 283-1938
                    Telephone:   (925) 284-7145

                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza, 24th Floor
                    New York, NY  10112
                    Attention:  Michael F. Killea, Esq.
                    Telecopier: (212) 728-5950
                    Telephone:  (212) 408-2432

             (b)   if to you, to:

                    Mr. Richard P. Hyland
                    11260 Southwest Highway
                    Palos Hills, IL  60465
                    Telephone:
                    Telecopier:

                    with a copy to:

                    Pembroke & Brown, P.C.
                    422 N. Northwest Highway
                    Suite 150
                    Park Ridge, IL  60068
                    Attention:  John Pembroke, Esq.
                    Telecopier:  (847) 696-0950
                    Telephone:   (877) 696-0060


All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

Mr. Richard P. Hyland
June 5, 1998
Page 12


    15.      Headings.  The section headings in this Agreement are for
             --------
convenience only and shall not control or affect the meaning of any provision of this Agreement.

    16.      Severability.  In the event that any provision of this Agreement is
             ------------
determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enf orceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

    17.      Remedies.  You acknowledge and understand that the provisions of
             --------
this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. You further acknowledge that in the event of a breach of any of the covenants contained in paragraphs 9, 10, or 11, the Company and its subsidiaries shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

    18.      Representation.  You hereby represent and warrant to the Company
             --------------
that (a) the execution, delivery and performance of this Agreement by you does not breach, violate or cause a default under any agreement, contract or instrument to which you are a party or any judgment, order or decree to which you are subject and (b) you are not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, confidentiality agreement or similar agreement with any other person or entity.

Mr. Richard P. Hyland
June 5, 1998
Page 13


    19.      Benefits of Agreement; Assignment.  The terms and provisions of
             ---------------------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable.

    20.      Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    21.      Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the domestic laws o f the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

    22.      Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN
             ---------------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.


                                    *******

Mr. Richard P. Hyland
June 5, 1998
Page 14



          If the above terms are satisfactory to you, please acknowledge our agreement by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.

                                 Very truly yours,

                                 PACER INTERNATIONAL, INC.

                                     /s/ Larry Yarberry
                                 By:_____________________________
                                    Name: Larry Yarberry
                                    Title: CFO and E.V.P.



Accepted and agreed to:

/s/ Richard P. Hyland
_____________________________
Richard P. Hyland

Mr. Richard P. Hyland
June 5, 1998
Page 15


                                 SCHEDULE 4(c)
                                 -------------

                                OPERATING INCOME
                                ----------------


          For purposes of Section 4(c) of this Agreement, "Operating Income"
                                                           ----------------
means, for any calendar year, the earnings before interest expense and interest income, income taxes and amortization of goodwill and acquisition and financing fees of the Company and its subsidiaries, determined on a consolidated basis and in accordance with generally accepted accounting principles consistently applied for the calendar year in question, as set forth on the audited consolidated statement of income of the Company and its subsidiaries for the fiscal year in question; provided, however, that Operating Income shall (x) exclude management
          --------  -------
fees, transaction expenses, non-operating gains and losses as determined by the Board of Directors of the Company and such other non-cash items as shall be determined by the Board of Directors of the Company and (y) be determined after giving effect to any and all bonuses payable by the Company and/or any of its subsidiaries to management or employees of the Company and/or any of its subsidiaries hereunder or otherwise. In the event that the Company and/or any of its subsidiaries consummate any mergers or acquisitions (whether of assets, stock or other interests) or other extraordinary transactions, the Board of Directors of the Company shall in good faith make such adjustments to the targets set forth in Section 4(b) for Operating Income (as defined above) to take into account the effects of any such acquisition or other extraordinary transaction.